U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 10, 2013

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Commission File No. 000-53727
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United Mines, Inc.
(Name of small business issuer as specified in its charter)

Arizona	83-0452269
State of Incorporation	IRS Employer Identification No

7301 East 22nd Street, Suite 6W, Tucson, AZ 85710
(Address of principal executive offices)

 (520) 777-7130
(Issuer’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other events.

  On June12, 2012, Glenn E. Martin and Nicole M. Breen, Mr. Martin’s daughter, were removed as officers of United Mines, Inc., at a Special Meeting of the Board of Directors. On July 5, 2012, United Mines, Inc., four (4) members of its Board of Directors, and three (3) additional shareholders filed an action in the Superior Court of the State of Arizona against Glenn E. Martin, Nicole M. Breen and Ryan Breen, and GEM Management Group, LLC, seeking damages (Case No. C-20125545) arising out of the Defendants’ operation of United Mines. On July 13, 2012, the Court entered an Order requiring the Defendants to produce all business and financial records of United Mines to the Plaintiffs by July 17, 2012 (The Complaint and the Temporary Restraining Order were previously filed as an 8-K on July 11, 2012). Subsequent to the Court’s July 13, 2012 Order requiring the production of the business and financial records of United Mines, the Plaintiffs filed Motions for contempt and Motions for Sanctions against the Defendants. After several hearings, the Court issued an Order on March 27, 2013, a copy of which is attached hereto as Exhibit 99.1. Current management of United Mines encourages all shareholders to review the complete Order from the Court. As part of the Order; the Court found the following:

1. “Defendants Martin and Breen have both violated the orders of this Court by failing to produce documentary evidence within their possession and control”;

2. “Defendant Martin falsely testified under oath in denying the existence of the filing cabinet containing corporate records”;

3. “Defendant Martin permitted expiration of the Carbonite computer backup in blatant violation of Judge Gordon's order, and did not disclose this to Judge Gordon, this Court, or to Plaintiffs until his deposition in January, 2013”;

4. “Defendant Martin has acted in bad faith, with the intent to obstruct discovery in this case, and out of animus toward Plaintiffs. His personal conduct, rather than that of counsel, is primarily responsible for the delay and expense required to obtain discovery in this case, and for the fact that many of the records will need to be obtained from third parties. The Court FINDS that he has acted in contempt of the direct orders of this
Court and that it is appropriate that sanctions shall issue”;

5.  “The Court has very seriously considered whether incarceration of Defendant Martin would be efficacious in producing the disclosure at issue. In view of the utter disregard for the Court's orders which Defendant Martin has displayed so far in this case, this Court entertains considerable uncertainty as to whether this would produce the desired result, which is the production of the necessary information rather than punishment for his misdeeds. This remains an option for the future, however”;

6.  “The entire cost of obtaining records pertinent to this litigation from the attorneys, accountants, and other providers of professional services for UMI shall be borne, in this unusual circumstance, by Defendants.  No later than 20 days from the date of this order, Defendants shall request the records of the following, by subpoena if necessary, and shall pay all costs required to obtain this information: Pacific Stock Transfer, First American Stock Transfer, Inc., Joseph I Emas, Attorney at Law, Brian A. Lebrecht and The LeBrecht Group, APLC, Jill Arlene Robbins, Attorney at Law, Pamela J. Thompson, CPA, Lowell Thomas and Snell & Wilmer LLP, Cari Dilley and Spartan Securities Group, Ltd., Steven E. Clark and SFClark & Company, PC, Clark and Jill Arlene Robbins”; and,

7. “Defendants shall pay to Plaintiffs the amount of $35,747.00, as and for attorneys fees and $9,145.18 for costs and expenses incurred in bringing these discovery matters before the Court”.

Again, current management of United Mines encourages all shareholders to review the entire Sanctions Order issued by the Court on March 27, 2013.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Court Order March 27, 2013

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	United Mines, Inc.

Date: April 10, 2013	By:	/s/ Lawrence G. Dykers
Lawrence G. Dykers
Chief Executive Officer